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                                                                     EXHIBIT 2.b


                   AMENDMENT NO. 1 TO ACQUISITION AGREEMENT


            AMENDMENT NO. 1 (the "Amendment") dated as of January 3, 1997 among MascoTech, Inc., a Delaware corporation ("MascoTech"), MSX
International, Inc., a Michigan corporation and a wholly-owned subsidiary of MascoTech (MSX and MascoTech, each a "Seller" and collectively, the "Sellers"), and MSX International, Inc., a Delaware corporation (the "Purchaser").

                             W I T N E S S E T H :

            WHEREAS, the Sellers and Purchaser have heretofore entered into an Acquisition Agreement dated as of November 12, 1996 (the "Acquisition Agreement"); and

            WHEREAS, the parties hereto desire to amend the Acquisition Agreement to provide for certain changes in consideration and other amendments as described herein.

            NOW, THEREFORE, in consideration of the premises and of the respective agreements contained herein, the parties agree to amend the Acquisition Agreement as follows:

            SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Acquisition Agreement shall have the meaning assigned to such term in the Acquisition Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Acquisition Agreement shall from and after the date hereof refer to the Acquisition Agreement as amended hereby.

            SECTION 2. Amendment of Section 2.01. (a) The first two sentences of Section 2.01(a) of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            (a) MSX Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, at the Closing MSX shall sell, transfer, convey, assign and deliver to Purchaser or one or more of its Subsidiaries, and Purchaser shall purchase from MSX, either directly or indirectly through one or more Subsidiaries of Purchaser, all of MSX's right, title and interest in, to and under all MSX Assets, free and clear of all Liens other than Permitted Liens, for the consideration specified in Section
3.01. The parties hereto agree and acknowledge that one or more Subsidiaries of Purchaser may purchase all or a portion of the MSX Assets, including, without limitation, pursuant to the Business Services Acquisition Agreement and the Engineering Services Acquisition Agreement, and any such sale, transfer, conveyance,


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assignment and delivery of MSX Assets shall be deemed to be pursuant to this
Agreement and part of the MSX Assets transferred hereunder. The term "MSX Assets" means, collectively, all the business, properties, assets and rights of MSX of whatever kind or nature, real or personal, tangible or intangible, other than the APX Assets and the Excluded Assets, owned by MSX on the Closing Date and used in the Business including, without limitation:

            (b) Section 2.01(b) of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            (b) APX Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, at the Closing MSX shall sell, transfer, convey, assign and deliver to Purchaser or one or more of its Subsidiaries, and Purchaser shall purchase from MSX, either directly or indirectly through one or more Subsidiaries of Purchaser, all of MSX's right, title and interest in, to and under all APX Assets, free and clear of all Liens, other than Permitted Liens and Pre-Existing APX Liens, for the consideration specified in Section 3.01. The parties hereto agree and acknowledge that one or more Subsidiaries of Purchaser may purchase all or a portion of the APX Assets, including, without limitation, pursuant to the Business Services Acquisition Agreement and the Engineering Services Acquisition Agreement and any such sale, transfer, conveyance, assignment and delivery of APX Assets shall be deemed to be pursuant to this Agreement and part of the APX Assets transferred hereunder. The term "APX Assets" means, collectively, (i) all the business, properties, assets and rights of whatever kind or nature, real or personal, tangible or intangible used in the APX Business prior to the Effective Date and sold, transferred, assigned, conveyed and delivered to MSX on the Effective Date pursuant to and in accordance with the APX Purchase Agreement, together with all properties, assets and rights of whatever kind or nature, real or personal, tangible or intangible, including, without limitation, cash and cash equivalents acquired by MSX after the Effective Date with respect to the APX Continuing Business, other than Conveyed Assets (the "Transferred APX Assets"), and (ii) all rights of MSX created by or arising under or in connection with the APX Purchase Agreement, or otherwise relating to the Transferred APX Assets and/or the APX Continuing Business. The Sellers shall confirm the sale of the MSX Assets and the APX Assets (collectively, the "Assets") by the execution and delivery to Purchaser or one or more of its Subsidiaries, on the Closing Date, of the Assignment and Assumption Agreement in the Form of Exhibit 2.02 hereto.

            SECTION 3. Amendment of Section 2.02. Section 2.02(a) of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, and except as otherwise provided in Section 2.02(b), at the Closing Purchaser shall assume and agree to pay, perform and discharge when due (i) all obligations, duties and liabilities of MSX of whatever kind or nature (other than Liabilities which arise as a result of a violation of the covenants of the Sellers under this Agreement except to the extent of the benefits derived by the Purchaser with respect thereto), and (ii) those obligations,

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duties and liabilities of the Sellers of whatever kind or nature relating to the APX Assets or arising in connection with the operation of the APX Business, which were assumed by the Sellers in accordance with the terms of the APX Purchase Agreement or which arise (without violation of the covenants of the Sellers under this Agreement except to the extent of the benefits derived by the Purchaser with respect thereto) in connection with events occurring with respect to the APX Assets or the APX Continuing Business after the Effective Date, as the same shall exist on the Closing Date (the "Assumed Liabilities"). The parties hereto agree and acknowledge that any Assumed Liabilities which each of Business Services and Engineering Services assumes or agrees to pay, perform and discharge when due pursuant to each of the Business Services Acquisition Agreement and the Engineering Services Acquisition Agreement, respectively, shall be deemed to be part of the Assumed Liabilities transferred hereunder. The Purchaser hereby guarantees the due and punctual payment of, and the due and punctual performance of all covenants, agreements and obligations with respect to the Assumed Liabilities by each of Holdings, Business Services, Engineering Services or USA. Each of Purchaser, Holdings, Business Services and Engineering Services, as appropriate, shall confirm such assumption by the execution and delivery to the Sellers, on the Closing Date, of the Assignment and Assumption Agreement in the form of Exhibit 2.02.

            SECTION 4. Amendment of Section 3.01. Section 3.01(a) of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            (a) Purchase Price. The "Purchase Price" shall consist of (i) $144,628,080 in cash, less the amount of Effective Date Assumed Indebtedness and (ii) the assumption by Purchaser of the Assumed Liabilities. The cash portion of the Purchase Price shall be paid by wire transfer of immediately available funds to MascoTech (for MascoTech's own account or, as appropriate, for the account of MSX). The parties hereto acknowledge and agree that any amounts payable to MSX at the Closing pursuant to either of the Business Services Acquisition Agreement or the Engineering Services Acquisition Agreement shall be deemed to be part of the Purchase Price and shall constitute partial payment thereof pursuant to this Section 3.01(a). The Purchase Price shall be subject to certain adjustment described in Section 3.01(b).

            SECTION 5. Amendment to Section 3.02. Section 3.02 of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            3.02  Allocation of Purchase Price.

            (a) The parties hereto acknowledge and agree that the purchase and sale of the of the Assets, the APX-Brazil Stock and the Limited Stock is an "applicable asset acquisition" within the meaning of Section 1060(c) of the Code. Purchaser shall in good faith prepare a schedule (the "Allocation Schedule"), and deliver it to the Sellers promptly following the Closing, setting forth the allocation of the consideration to be paid by Purchaser (and any of its Subsidiaries pursuant to either the Business Services Acquisition Agreement or the Engineering Services Acquisition Agreement) for the Assets among the Assets, including the covenant of the

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Sellers set forth in Section 8.07 of this Agreement, which shall be prepared in accordance with the methodology contained in Section 1060 of the Code. Such Allocation Schedule shall reflect an allocation of a portion of the Purchase Price (including for this purpose the Assumed Liabilities) between the APX Assets and the APX-Brazil Stock and the MSX Assets and the Limited Stock, such amount being allocated to the MSX Assets and the Limited Stock to be allocated one-third to the Limited Stock and two-thirds among the MSX Assets as set forth in the Allocation Schedule. In connection with the preparation of the Allocation Schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request.

            (b) The parties agree to modify the Allocation Schedule to reflect modifications in any information used in its preparation. Each party hereto agrees, on behalf of itself and its Subsidiaries, to be bound by the allocations set forth in the Allocation Schedule, to complete jointly and to file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing Date occurs, to file, or cause to be filed, all other Tax Returns in a manner consistent with such allocation, and not to take any actions inconsistent therewith.

            SECTION 6. Amendment of Section 8.14. Section 8.14 of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            8.14 Audited Financial Statements. The Sellers shall use commercially reasonable efforts to cause to be delivered to Purchaser condensed combined balance sheets and related combined statements of income and cash flows showing the combined financial condition of the Business (the "Financial Statements") as of the close of the fiscal years 1994, 1995 and 1996, all audited by Coopers & Lybrand or other independent public accountants of recognized national standing acceptable to Purchaser and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such Financial Statements fairly present in all material respects the financial condition and results of operations of the Business on a combined basis in accordance with GAAP consistently applied. Sellers shall deliver the Financial Statements to Purchaser no later than (i) January 31, 1997, in the case of the Financial Statements for the fiscal years ended December 31, 1994 and 1995, and (ii) February 28, 1997, in the case of the Financial Statements for the fiscal year ended December 31, 1996.

            SECTION 7. Amendment of Section 10.11. Section 10.11 of the Acquisition Agreement is amended by deleting it and replacing it in its entirety with the following:

            10.11 Financing. Each of MascoTech, the Institutional Stockholder and Purchaser shall have entered into the Bridge Credit Agreement substantially in the form attached hereto as Exhibit 10.08(A). MascoTech and Purchaser shall have entered into the Purchaser Note Agreement and Purchaser shall have executed, and delivered to MascoTech, the Purchaser Note. In connection with the execution and delivery of the Bridge Credit Agreement, the Purchaser Note Agreement and the Subscription Agreements, Purchaser shall have received


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proceeds in an aggregate amount as is necessary to pay the Purchase Price hereunder, together with all fees and expenses related to the transactions contemplated hereunder and under the Operative Agreements.

            SECTION 8. Amendment of Section 17.01. Section 17.01 of the Acquisition Agreement is amended by adding the following defined terms to be inserted in alphabetical order within such Section:

            "Business Services" means MSX International Business Services, Inc., a Delaware corporation, and wholly-owned Subsidiary of Holdings.

            "Business Services Acquisition Agreement" means the Acquisition Agreement dated as of January __, 1997 by and between Business Services and MSX.

            "Engineering Services" means MSX International Engineering Services, Inc., a Delaware corporation, and wholly-owned Subsidiary of Holdings.

            "Engineering Services Acquisition Agreement" means the Acquisition Agreement dated as of January __, 1997 by and between Engineering Services and MSX.

            "Holdings" means MSX International (Holdings), Inc., a Delaware corporation, and wholly-owned Subsidiary of Purchaser.

            "Purchaser Note" means the Senior Subordinated Debenture due 2006 of Purchaser in the aggregate principal amount of $30 million having the terms set forth in the Purchaser Note Agreement and, in the form attached as Exhibit 3.01(a) (A) hereto.

            "Purchaser Note Agreement" means the Subordinated Note Purchase Agreement between Purchaser and MascoTech dated the Closing Date in the form attached as Exhibit 3.01(a) (B) hereto.

            "USA" means MSX International (USA), Inc., a Delaware corporation, and wholly-owned Subsidiary of Holdings.

            SECTION 9. Amendment of Section 18. Section 18 of the Acquisition Agreement is amended as follows:

            (a) Section 18.01 is amending by deleting the addresses for notices to Purchaser and replacing them in their entirety with the following:

                        If to Purchaser:

                        MSX International, Inc.








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                        275 Rex Boulevard
                        Auburn Hills, Michigan
                        Facsimile No.: 810 299-1028
                        Attn.: President

                        with a copy to:

                        MSX International, Inc.
                        275 Rex Boulevard
                        Auburn Hills, Michigan
                        Facsimile No.: 810 299-1028
                        Attn.: General Counsel

                        with a copy to:

                        Morgan, Lewis & Bockius LLP
                        101 Park Avenue
                        New York, New York 10178-0060
                        Facsimile No.: 212 309-6273
                        Attn.: Philip H. Werner, Esq.

            (b) By deleting Section 18.09 and replacing it in its entirety with the following:

            18.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of each other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XV) to (i) any wholly-owned Subsidiary of Purchaser, including, without, limitation, each of Holdings, Business Services, Engineering Services and USA, each of which may acquire certain of the Assets, the Limited Stock and the APX-Brazil Stock to be transferred hereunder, (ii) any post-Closing purchaser of the Business or the APX Continuing Business or a substantial part of the Assets of Purchaser or (iii) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) above shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            (c) By adding a new Section 18.22 to read in its entirety as follows:

            18.22 Conflicts. Notwithstanding anything to the contrary contained therein, each of the Business Services Acquisition Agreement and the Engineering Services Acquisition





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Agreement shall be subject to, and any conflicts or inconsistencies between either of such Agreements and this Agreement, shall be determined by reference to, the terms and conditions contained in this Agreement.

            SECTION 10. Counterparts, Effectiveness. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment shall become effective as of the date hereof.

            SECTION 11. Rights Otherwise Unaffected. This Amendment is limited to the matters expressly set forth herein. Except to the extent specifically amended hereby, all terms of the Acquisition Agreement shall remain in full force and effect.

            SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by a duly authorized officer of each party as of the date first above written.

                        MASCOTECH, INC.

                        By:  /s/ Timothy Wadhams
                            ---------------------------------------------
                        Name: Timothy Wadhams
                        Title:   Vice President, Controller and Treasurer


                        MSX INTERNATIONAL, INC.,
                        a Michigan corporation

                        By:  /s/ Timothy Wadhams
                            ---------------------------------------------
                        Name: Timothy Wadhams
                        Title:   Vice President



[SIGNATURE PAGE TO AMENDMENT NO.1]



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                        MSX INTERNATIONAL, INC.,
                        a Delaware corporation

                        By:  /s/ Frederick K. Minturn
                            ---------------------------------------------
                            Name:  Frederick K. Minturn
                            Title: President




[SIGNATURE PAGE TO AMENDMENT NO.1]


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